Exhibit 10.1

RAPT Therapeutics, Inc.

Non-Employee Director Compensation Policy

March 27, 2024

Each member of the Board of Directors (the “Board”) of RAPT Therapeutics, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service.

The Director Compensation Policy will be effective as of March 27, 2024 (the “Effective Date”). The Director Compensation Policy may be amended at any time in the sole discretion of the Board.

A Non-Employee Director may decline all or a portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

Annual Cash Compensation

Commencing at the beginning of the first calendar quarter following the Effective Date, each Non-Employee Director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears no later than 30 days following the end of each quarter in which the service occurred, prorated for any partial quarter of service. All annual cash fees are vested upon payment. In addition, each Non-Employee Director may elect to receive all of the annual cash compensation set forth below that the Non-Employee Director is eligible to earn in the form of stock options granted pursuant to the Company’s 2019 Equity Incentive Plan, as amended from time to time, or any successor plan (the “Plan”) subject to the terms and conditions as set forth below.

1.
Annual Board Service Retainer:
(a)
All Non-Employee Directors: $40,000
(b)
Chair of the Board (as applicable): $30,000 (in addition to above)

2.
Annual Committee Member Service Retainer:

•
Member of the Audit Committee: $12,500
•
Member of the Compensation Committee: $7,500
•
Member of the Nominating and Corporate Governance Committee: $5,000

3. Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):

(a)
Chair of the Audit Committee: $25,000
(b)
Chair of the Compensation Committee: $15,000
(c)
Chair of the Nominating and Corporate Governance Committee: $10,000

Timing of Elections Regarding Annual Cash Compensation; Time and Form of Payment

1. Current Non-Employee Directors: If a Non-Employee Director’s service as a Non-Employee Director commences prior to the beginning of a fiscal year, then the Non-Employee Director must make an election, prior to the beginning of such fiscal year, to receive the Non-Employee Director’s (i) Annual Board Service Retainer(s) for such fiscal year and (ii) any Annual Committee Member Service Retainer(s) or Annual Committee Chair Service Retainer(s) that is or may become payable for such fiscal year (each, a “Retainer”) in the form of either cash or stock options. The Retainer(s) will be paid or granted as follows:

▪
Cash: If the Non-Employee Director elects to receive the Retainers in cash, the Retainers will be paid in the form of cash in arrears in equal installments over the applicable number of fiscal quarters during such fiscal year, with payment occurring on the last day of the applicable fiscal quarter (i.e., March 31st, June 30th, September 30th or December 31st).

▪
Stock Options: If the Non-Employee Director elects to receive the Retainers in the form of stock options, such stock options will automatically, and without further action by the Board or Committee of the Board, be granted on the last business day in March of such fiscal year. Any such award will vest as follows: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year; and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided that the Non-Employee Director is in service as a Director on the first day of the fiscal quarter of the applicable scheduled vesting date. Notwithstanding the foregoing, if the Non-Employee Director becomes a member of a Committee, Chair of a Committee or Chair of the Board after the last business day in March of such fiscal year, then the portion (if any) of his or her Annual Committee Member Service Retainer, Annual Committee Chair Service Retainer or Chair of the Board Service Retainer, as applicable, that is to be granted in the form of stock options will automatically, and without further action by the Board or Committee of the Board, be granted on the third business day after the date that the Non-Employee Director becomes a member of a Committee, Chair of a Committee or Chair of the Board, as applicable. Any such award will vest in equal installments as follows: (i) the first installment will vest on the last day of the fiscal quarter of the date of grant; and (ii) any remaining installment(s) will vest on the last day of any subsequent fiscal quarter(s) during such fiscal year, provided that the Non-Employee Director is in service as a Director on the first day of the fiscal quarter of the applicable scheduled vesting date.

2. New Non-Employee Directors: If a Non-Employee Director’s service as a Non-Employee Director commences on or after the beginning of a fiscal year, then the Non-Employee Director must make an election, within 30 days following the commencement of such service, with respect to his or her Retainers that are or may become payable for such fiscal year; provided, however, that (a) such election will be applicable only to the portion of the applicable Retainer payable for any fiscal quarter during such fiscal year that begins after the date of such election, and (b) no such election may be made if such service commences during the final fiscal quarter of such fiscal year. Each such Retainer will be paid or granted as follows:

▪
Cash: If the Non-Employee Director elects to receive the Retainers in cash, Retainers with respect to any fiscal quarter during such fiscal year that begins after the date of such election will be paid in the form of cash in arrears in equal installments over the applicable number of fiscal quarters during such fiscal year, with payment occurring on the last day of the applicable fiscal quarter.

▪
Stock Options: If the Non-Employee Director elects to receive the Retainers in the form of stock options, with respect to any fiscal quarter during such fiscal year that begins after the date of such election, such stock options will automatically, and without further action by the Board or Committee of the Board, be granted on the first business day of the first fiscal quarter that begins after the date of such election. Any such award will vest in equal installments as follows: (i) the first installment will vest on the last day of the fiscal quarter of the date of grant;

and (ii) any remaining installment(s) will vest on the last day of any subsequent fiscal quarter(s) during such fiscal year, provided that the Non-Employee Director is in service as a Director on the first day of the fiscal quarter of the applicable scheduled vesting date. Notwithstanding the foregoing, if the Non-Employee Director becomes a member of a Committee, Chair of a Committee or Chair of the Board after the first business day of the first fiscal quarter that begins after the date of such election, then the portion (if any) of his or her Annual Committee Member Service Retainer, Annual Committee Chair Service Retainer or Chair of the Board Service Retainer, as applicable, that is to be granted in the form of stock options, will automatically, and without further action by the Board or Committee of the Board, be granted on the third business day after the date that the Non-Employee Director becomes a member of a Committee, Chair of a Committee or Chair of the Board, as applicable. Any such award will vest in equal installments as follows: (i) the first installment will vest on the last day of the fiscal quarter of the date of grant; and (ii) any remaining installment(s) will vest on the last day of any subsequent fiscal quarter(s) during such fiscal year, provided that the Non-Employee Director is in service as a Director on the first day of the fiscal quarter of the applicable scheduled vesting date.

Terms of Elections Regarding Annual Cash Compensation:

• Once an election is submitted for a fiscal year, it will be irrevocable with respect to such fiscal year.

• A Non-Employee Director must submit a new election for each fiscal year.

• Elections with respect to a Non-Employee Director’s Retainers must be allocated 100% in either cash or stock options. A Non-Employee Director may not make an election to receive cash or stock options with respect to an individual Retainer or any portion thereof.

Terms of Stock Options Granted Pursuant to Elections:

• Any stock options granted pursuant to a Non-Employee Director’s election will be granted under the Plan and will be subject to the terms and conditions of (i) this Director Compensation Policy, (ii) the Plan and (iii) the form stock option grant notices and agreements approved by the Board for the grant of such awards to Non-Employee Directors.

• The actual number of shares subject to any stock options granted pursuant to this Director Compensation Policy and a Non-Employee Director’s election to receive the Retainers in the form of stock options will be determined by dividing the Retainers by the “fair value” of a share of the Company’s common stock on the last business day in March of the fiscal year in which the stock option is granted, determined using a Black-Scholes model based on the average closing price of the Company’s common stock over the 30 calendar days prior to the grant date and with such number of shares rounded down to the nearest whole share.

• The shares subject to any stock options granted pursuant to a Non-Employee Director’s election will vest in installments subject to the Non-Employee Director’s Continuous Service (as defined in the Plan) through such vesting dates on the terms specified above; provided, however, that all unvested shares subject to such stock options will accelerate and vest in full upon a Change in Control (as defined in the Plan), subject in each case to the Non-Employee Director’s Continuous Service as of immediately prior to the Change in Control.

• Any stock options granted pursuant to this Director Compensation Policy will be Nonstatutory Stock Options (as defined in the Plan), will have an exercise price per share equal to 100% of the Fair Market

Value (as defined in the Plan) of the Company’s common stock on the date of grant and will have a term of ten years from the date of grant (subject to earlier termination in connection with the Non-Employee Director’s termination of service or certain corporate transactions and in accordance with the terms of the Plan). Any such stock option will become exercisable when vested and the vested portion of any such stock option will remain exercisable in accordance with the stock option grant notice and agreement governing the stock option.

Equity Compensation

Equity awards will be granted under the Plan. All stock options granted under the Director Compensation Policy will be Nonstatutory Stock Options, with a term of ten years from the date of grant (subject to earlier termination upon a termination of the Non-Employee Director’s Continuous Service (as defined in the Plan)) and an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date of grant.

1.
Automatic Equity Grants.
(a)
Initial Grant for New Directors. Without any further action of the Board, each person who, after the Effective Date, is elected or appointed for the first time to be a Non-Employee Director will automatically, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted a Nonstatutory Stock Option to purchase shares of Company common stock with a value of $400,000, determined using a Black-Scholes valuation methodology based on the average closing price of the Company’s common stock over the 30 calendar days prior to the grant date and with such number of shares rounded down to the nearest whole share (the “Initial Grant”). Each Initial Grant will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to the Non-Employee Director’s Continuous Service through each applicable vesting date.
(b)
Annual Grant. Without any further action of the Board, at the close of business on the date of each annual meeting of the Company’s stockholders (each, an “Annual Meeting”) following the Effective Date, each person who is then a Non-Employee Director will automatically be granted a Nonstatutory Stock Option to purchase shares of Company common stock with a value of $200,000, determined using a Black-Scholes valuation methodology based on the average closing price of the Company’s common stock over the 30 calendar days prior to the grant date and with such number of shares rounded down to the nearest whole share (the “Annual Grant”). Each Annual Grant will vest monthly in twelve equal installments, subject to the Non-Employee Director’s Continuous Service through the vesting date.

2.
Change in Control. Notwithstanding the foregoing vesting schedules, for each Non-Employee Director who remains in Continuous Service with the Company until immediately prior to the closing of a Change in Control (as defined in the Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the Director Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
3.
Remaining Terms. The remaining terms and conditions of each stock option, including transferability, will be as set forth in the Company’s standard Option Agreement, in the form adopted from time to time by the Board.

Expenses

The Company will reimburse Non-Employee Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.